UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 24, 2014

HARRIS CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1025 West NASA Blvd., Melbourne, Florida		32919
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(321) 727-9100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective upon the 2014 Annual Meeting of Shareholders of Harris Corporation (“Harris” or the “Company”) held on October 24, 2014, Mr. Stephen P. Kaufman’s term as a director expired. In accordance with the Company’s director retirement policy, he did not stand for re-election for another one-year term as director.

Item 5.07      Submission of Matters to a Vote of Security Holders.

Voting Results For 2014 Annual Meeting of Shareholders

The 2014 Annual Meeting of Shareholders of the Company was held on October 24, 2014. For more information about the proposals set forth below, please see the Company’s definitive proxy statement filed with the Securities and Exchange Commission on September 9, 2014. Of the 104,487,001 shares of the Company’s common stock issued, outstanding and entitled to be voted at the 2014 Annual Meeting of Shareholders as of the record date of August 29, 2014, a total of 88,531,404 (for a quorum of approximately 84.72%) was represented in person or by proxy at the meeting. Set forth below are the final voting results for the proposals voted on at the 2014 Annual Meeting of Shareholders.

(1) Proposal 1 – Election of Directors: Election of twelve nominees to the Company’s Board for a one-year term expiring at the 2015 Annual Meeting of Shareholders, or until their successors are elected and qualified:

	Number of Shares
Nominee	For	Against	Abstain	Broker Non-Votes
William M. Brown	73,937,096	4,497,137	1,176,166	8,921,005
Peter W. Chiarelli	78,405,448	675,960	528,991	8,921,005
Thomas A. Dattilo	76,454,903	2,675,929	479,567	8,921,005
Terry D. Growcock	78,133,716	941,862	534,821	8,921,005
Lewis Hay III	77,423,915	1,702,387	484,097	8,921,005
Vyomesh I. Joshi	78,392,852	671,927	545,620	8,921,005
Karen Katen	75,955,962	3,175,345	479,092	8,921,005
Leslie F. Kenne	78,315,795	781,872	512,732	8,921,005
David B. Rickard	76,534,080	2,583,824	492,495	8,921,005
Dr. James C. Stoffel	77,485,337	1,653,019	472,043	8,921,005
Gregory T. Swienton	76,459,503	2,654,275	496,621	8,921,005
Hansel E. Tookes II	76,760,439	2,324,964	524,996	8,921,005

Each nominee was elected by the Company’s shareholders, consistent with the recommendation from the Board.

(2) Proposal 2 – An Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers: Voting, on a non-binding, advisory basis, to approve the compensation of the Company’s named executive officers as disclosed in the Company’s 2014 proxy statement:

• For: 75,535,231
• Against: 3,439,919
• Abstain: 635,249
• Broker Non-Votes: 8,921,005

The compensation of the Company’s named executive officers was approved, on a non-binding, advisory basis, by the Company’s shareholders, consistent with the recommendation from the Board.

(3) Proposal 3 – Ratification of the Appointment of Independent Registered Public Accounting Firm: Ratification of the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 3, 2015:

• For: 86,929,028
• Against: 1,092,619
• Abstain: 509,757

Proposal 3 was approved by the Company’s shareholders, consistent with the recommendation from the Board.

Item 8.01      Other Events.

Changes to Annual Compensation of Outside Directors

On October 24, 2014, the Board approved, upon the recommendation of the Company’s Corporate Governance Committee, a $10,000 increase, from $125,000 to $135,000, effective January 1, 2015, to the annual value of Harris stock equivalent units awarded to outside directors under the Harris Corporation 2005 Directors’ Deferred Compensation Plan, as amended and restated. A Summary of Annual Compensation of Outside Directors effective January 1, 2015 is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

     (d) Exhibits.

      The following exhibit is filed herewith:

Exhibit
Number	Description
10.1	*Summary of Annual Compensation of Non-Employee Directors, effective January 1, 2015.

*Management contract or compensatory plan or arrangement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION

October 29, 2014	By:	/s/ Scott T. Mikuen

Name: Scott T. Mikuen
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	*Summary of Annual Compensation of Non-Employee Directors, effective January 1, 2015.